EXHIBIT (d)(4)

                         THE WRIGHT MANAGED INCOME TRUST

                                    AMENDMENT
                               dated June 6 , 2000
                                       to

                  AMENDED AND RESTATED ADMINISTRATION AGREEMENT
                             dated February 1, 1998

         Pursuant to section 7 of the Amended and Restated Administration Agreement between The Wright Managed Income Trust and Eaton Vance Management (the "Administrator") dated February 1, 1998 (the "Agreement"), the Agreement is hereby amended by the inclusion of a revised Schedule B setting forth a new schedule of compensation of the Administrator to become effective as indicated in Schedule B.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the day and year first written above.

THE WRIGHT MANAGED INCOME TRUST             EATON VANCE MANAGEMENT


By:      s/Peter M. Donovan             By:     Jeffrey P. Beale
        --------------------                    ------------------
         President                              Vice President
                                                And not individually




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                         THE WRIGHT MANAGED INCOME TRUST

                                   SCHEDULE B

                                                  FEE STRUCTURE

                                                      FUND

                                              Under                    Over
                                          $100 Million             $100 Million
                                          ------------             ------------
Effective June 6, 2000

Wright U.S. Treasury Fund                    0.02%                     0.01%
Wright U.S. Government Near Term Fund        0.02%                     0.01%
Wright Current Income Fund                   0.02%                     0.01%
Wright Total Return Bond Fund                0.10%                     0.04%
Wright U.S. Treasury Money Market Fund       0.07%                     0.03%


Effective September 1, 2000

Wright U.S. Treasury Fund                    0.02%                     0.01%
Wright U.S. Government Near Term Fund        0.02%                     0.01%
Wright Current Income Fund                   0.02%                     0.01%
Wright Total Return Bond Fund                0.07%                     0.05%
Wright U.S. Treasury Money Market Fund       0.07%                     0.03%